Exhibit 99.1

Crestwood Midstream Partners and Crestwood Holdings to Acquire Antero

Resources’ Marcellus Shale Gathering Assets for $375 Million

HOUSTON, TEXAS, February 27, 2012 – Crestwood Midstream Partners LP (NYSE: CMLP), Crestwood Holdings Partners LLC (“Crestwood Holdings”) and Antero Resources Appalachian Corporation (“Antero”) announced today the execution of definitive agreements whereby CMLP and Crestwood Holdings, through a newly formed joint venture (“Crestwood Marcellus Midstream”), have agreed to acquire certain of Antero’s Marcellus Shale gathering system assets located in Harrison and Doddridge Counties, West Virginia for $375 million in cash plus an earn-out which would allow Antero to earn additional purchase price payments of up to $40 million based upon average annual production levels achieved during 2012 and 2013. Additionally, at closing, the parties have agreed to enter into a 20-year gas gathering and compression agreement, which will provide for an Area of Dedication of approximately 127,000 gross acres, or 104,000 net acres, largely located in the rich gas window of the southwestern core of the Marcellus Shale play. The transaction will have a January 1, 2012 effective date and is expected to close in March 2012, subject to regulatory approvals and customary closing conditions.

Antero is a leading Marcellus Shale producer with 220,000 net acres in the heart of the play, with approximately 75 percent of the acreage expected to have rich gas potential. Antero’s current Marcellus Shale wells are among the highest rate wells completed in the play to date and Antero’s finding and development costs have consistently ranked as some of the lowest among the unconventional shale gas leaders in the United States. Antero is currently running 6 rigs in the Area of Dedication and has recently announced year end 2011 net proved reserves of approximately 2.8 Tcfe attributable to its total Marcellus Shale acreage. The assets to be acquired by Crestwood Marcellus Midstream include 33 miles of low pressure gathering pipelines currently gathering approximately 210 million cubic feet per day from 59 existing horizontal Marcellus Shale wells. The gathering pipelines deliver Antero’s Marcellus Shale production to various regional pipeline systems including Columbia, Dominion and Equitrans and later this year will begin deliveries to intermediate systems which will connect to MarkWest Energy Partners’ Sherwood Gas Processing Plant, expected to be placed in service in the third quarter of 2012.

Paul M. Rady, Chairman and Chief Executive Officer of Antero commented that “this is a strategic transaction for Antero that allows us to redeploy capital into further drilling and acreage consolidation in Appalachia. We look forward to working closely with Crestwood as our midstream partner in this development going forward.”

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“Crestwood is pleased to partner with Antero in the long term development of this exceptional Marcellus Shale acreage,” stated Robert G. Phillips, President and Chief Executive Officer of CMLP’s general partner. “The transaction is an excellent fit with our strategy and adds to our portfolio another great shale focused producer, a long-term fixed-fee contract and core acreage dedication in the rich gas window of the premier natural gas shale play in the industry. This acquisition will be immediately accretive to CMLP, is supported by a minimum volume commitment and offers tremendous visible growth potential for many years as volumes increase and the systems expand. We are also very pleased to work with First Reserve, through its indirect ownership of Crestwood Holdings, to fashion an acquisition and financing structure that enables CMLP to maintain sufficient liquidity and conservative leverage which highlights the value of strong general partner sponsorship.”

First Reserve Corporation Managing Director Michael G. France added, “This marks another significant milestone for Crestwood as the management team continues to successfully execute on their growth plans. We are pleased to support Crestwood in the formation of this strategic and premier industry partnership to strengthen its position in the Marcellus Shale.”

At closing, Crestwood Holdings, through its indirect subsidiary, Crestwood Holdings LLC, will contribute approximately $244 million in exchange for its 65% ownership interest in the joint venture, while CMLP will contribute approximately $131 million in exchange for its 35% ownership interest in the joint venture. At closing, the joint venture will also enter into a $200 million revolving credit facility to finance future capital requirements related to growth in the Area of Dedication. CMLP will fund its joint venture contribution with available capacity under its existing $500 million credit facility. Crestwood Holdings has arranged long term financing to support its share of the joint venture acquisition through financing commitments from a syndicate of banks including BofA Merrill Lynch, BNP Paribas, Citigroup, RBC Capital Markets, The Royal Bank of Scotland plc and UBS Securities which will also participate in the joint venture credit facility.

The proceeds from the sale will be used for further development of Antero’s Appalachian drilling inventory as well as for future leasehold acquisition. Following closing, Antero is expected to have approximately $780 million of undrawn bank commitments and over $1.1 billion of unused borrowing base capacity.

Barclays Capital acted as financial advisor and Vinson & Elkins L.L.P. acted as legal counsel to Antero in connection with the transaction.

Locke Lord LLP and Simpson Thacher & Bartlett LLP acted as legal counsel to Crestwood Midstream Partners LP and Crestwood Holdings LLC in connection with the transaction.

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Conference Call

Crestwood will host a conference call for investors and analysts to discuss this transaction and fourth quarter and full year 2011 performance on Tuesday, February 28, 2012, beginning at 9:00 a.m. Central Time. Interested parties may participate in the call by calling 888-312-9865 and entering passcode 6915646. The conference call will also be webcast live and can be accessed through the Investor Relations section on our website at www.crestwoodlp.com.

A replay will be available for 30 days following the conference call by dialing 888-203-1112 and entering the replay passcode 6915646 or through the Investor Relations section on our website.

About Antero Resources

Denver, Colorado based Antero Resources is a private independent oil and natural gas company engaged in the acquisition, development and production of unconventional natural gas properties primarily located in the Appalachian Basin in West Virginia and Pennsylvania, the Piceance Basin in Colorado and the Arkoma Basin in Oklahoma. For more information about Antero, visit www.anteroresources.com

About Crestwood Midstream Partners LP

Houston, Texas based Crestwood is a growth-oriented, midstream master limited partnership which owns and operates gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in North Texas, the Fayetteville Shale in Arkansas, the Haynesville/Bossier Shale in Louisiana, the Granite Wash area in the Texas Panhandle and the Avalon Shale area of Southeastern New Mexico. For more information about Crestwood, visit www.crestwoodlp.com

About Crestwood Holdings Partners, LLC

Houston, Texas-based Crestwood Holdings is a private energy company formed by affiliates of First Reserve Corporation, a leading private equity fund manager with extensive investments in the energy industry, and Crestwood Management LLC to pursue the acquisition and development of North American midstream assets and businesses. Crestwood Holdings is the ultimate parent of Crestwood Holdings LLC which is the sole member of Crestwood Gas Services Holdings LLC, which owns the general partner of Crestwood Midstream Partners LP. Crestwood Holdings LLC beneficially owns a total of approximately 19.6 million CMLP limited partner common and Class C units.

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Forward-Looking Statements

Antero Resources:

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Antero’s control. All statements, other than historical facts included in this release, are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although Antero believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of natural gas and oil. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010.

Crestwood Midstream Partners LP:

The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s financial condition, results of operations and cash flows including, without limitation, changes in general economic conditions; fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced within the proximity of our assets; failure or delays by our customers in achieving expected production in their natural gas projects; competitive conditions in our industry; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and

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customers; our ability to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; fluctuations in the value of certain of our assets and liabilities; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; timely receipt of necessary government approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; internal controls; and risks related to our substantial indebtedness as well as other factors disclosed in Crestwood’s filings with the U.S. Securities and Exchange Commission. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010, and our most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results.

Investor Contacts:

Antero Resources Corporation

Chad Green

Finance Director

(303) 357-7339

cgreen@anteroresources.com

Crestwood Midstream Partners LP

Mark Stockard

Vice President Investor Relations and Treasurer

832-519-2207

mstockard@crestwoodlp.com

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